Exhibit 1.1.1

EXECUTION VERSION

Pricing Agreement

Citigroup Global Markets Inc.

Goldman, Sachs & Co.

RBS Securities Inc.

As Representatives of the several

Underwriters named in Schedule I hereto.

April 10, 2012

Ladies and Gentlemen:

The Kroger Co., an Ohio corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated April 10, 2012 (the “Underwriting Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities (the “Designated Securities”) specified in Schedule II hereto.  Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities.  Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you.  Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.  The Representatives designated to act on behalf of each of the Underwriters of the Designated Securities pursuant to Section 13 of the Underwriting Agreement and the address of the Representatives referred to in such Section 13 are set forth at the end of Schedule II hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters, and under other terms and conditions set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the Time of Sale Information and the Prospectus.  Schedule III hereto sets forth the Time of Sale Information made available at the Time of Sale.

If the foregoing is in accordance with your understanding, please sign and return to us three counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company.  It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

Very Truly Yours,

THE KROGER CO.

By:	/s/ Paul Heldman
	Name:	Paul Heldman
	Title:	Executive Vice President, Secretary
and General Counsel

[Signature Page to Pricing Agreement]

Citigroup Global Markets Inc.

Goldman, Sachs & Co.

RBS Securities Inc.

and the additional Underwriters named on Schedule I to this Pricing Agreement

By: Citigroup Global Markets Inc.

By:	/s/ Brian Bednarski
	Name:	Brian Bednarski
	Title:	Managing Director

By: Goldman, Sachs & Co.

By:	/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

By: RBS Securities Inc.

By:	/s/ Troy Goldberg
	Name:	Troy Goldberg
	Title:	Vice President

On behalf of each of the Underwriters

[Signature Page to Pricing Agreement]

SCHEDULE I

Underwriter	Principal Amount of 3.400% Senior Notes Due 2022 To Be Purchased	Principal Amount of 5.000% Senior Notes Due 2042 To Be Purchased

Citigroup Global Markets Inc.	$75,000,000	$52,500,000

Goldman, Sachs & Co.	75,000,000	52,500,000

RBS Securities Inc.	75,000,000	52,500,000

Merrill Lynch Pierce, Fenner & Smith Incorporated	50,000,000	35,000,000

U.S. Bancorp Investments, Inc.	50,000,000	35,000,000

Wells Fargo Securities, LLC	50,000,000	35,000,000

BNY Mellon Capital Markets, LLC	25,000,000	17,500,000

Fifth Third Securities, Inc.	25,000,000	17,500,000

PNC Capital Markets LLC	25,000,000	17,500,000

RBC Capital Markets, LLC	25,000,000	17,500,000

CastleOak Securities, L.P.	12,500,000	8,750,000

The Williams Capital Group, L.P.	12,500,000	8,750,000

Total	$500,000,000	$350,000,000

SCHEDULE II

Title of Designated Securities:

3.400 % Senior Notes due 2022

5.000 % Senior Notes due 2042

Aggregate Principal Amount:

$500,000,000 of 3.400% Senior Notes due 2022

$350,000,000 of 5.000% Senior Notes due 2042

Price to Public:

99.355% of the principal amount of the 3.400% Senior Notes due 2022, plus accrued interest from April 16, 2012

99.661% of the principal amount of the 5.000% Senior Notes due 2042, plus accrued interest from April 16, 2012

Purchase Price by Underwriters:

98.705% of the principal amount of the 3.400% Senior Notes due 2022, plus accrued interest from April 16, 2012

98.786% of the principal amount of the 5.000% Senior Notes due 2042, plus accrued interest from April 16, 2012

Specified Funds for Payment of Purchase Price:

Immediately available funds

Indenture:

Indenture dated as of June 25, 1999, between the Company and Firstar Bank, National Association, as Trustee, as supplemented by the First Supplemental Indenture, dated June 25, 1999, the Second Supplemental Indenture, dated June 25, 1999, the Third Supplemental Indenture, dated June 25, 1999, the Fourth Supplemental Indenture, dated September 22, 1999, the Fifth Supplemental Indenture, dated September 22, 1999, the Sixth Supplemental Indenture, dated September 22, 1999, the Seventh Supplemental Indenture, dated February 11, 2000, the Eighth Supplemental Indenture, dated February 11, 2000, the Ninth Supplemental Indenture, dated August 21, 2000, the Tenth Supplemental Indenture, dated May 11, 2001, the Eleventh Supplemental Indenture, dated May 11, 2001, the Twelfth Supplemental Indenture, dated August 16, 2001, the Thirteenth Supplemental Indenture, dated April 3, 2002, the Fourteenth Supplemental Indenture dated June 17, 2002, the Fifteenth Supplemental Indenture dated January 28, 2003, the Sixteenth Supplemental Indenture dated December 20, 2004, the Seventeenth Supplemental Indenture dated August 15, 2007, the Eighteenth Supplemental Indenture dated January 16, 2008, the Nineteenth Supplemental Indenture dated March 27, 2008, the Twentieth Supplemental Indenture dated March 27, 2008, the Twenty-First Supplemental Indenture dated November 25, 2008, the Twenty-Second Supplemental Indenture dated October 1, 2009, the Twenty-Third Supplemental Indenture dated July 13, 2010, the Twenty-Fourth Supplemental Indenture dated January 19, 2012, the

Twenty-Fifth Supplemental Indenture to be dated April 16, 2012 and the Twenty-Sixth Supplemental Indenture to be dated April 16, 2012.

Maturity:

The 3.400% Senior Notes due 2022 will mature on April 15, 2022

The 5.000% Senior Notes due 2042 will mature on April 15, 2042

Interest Rates:

The 3.400% Senior Notes due 2022 will bear interest from April 16, 2012 at 3.400%

The 5.000% Senior Notes due 2042 will bear interest from April 16, 2012 at 5.000%

Interest Payment Dates:

Interest on the 3.400% Senior Notes due 2022 is payable semiannually on April 15 and October 15 of each year commencing on October 15, 2012

Interest on the 5.000% Senior Notes due 2042 is payable semiannually on April 15 and October 15 of each year commencing on October 15, 2012

Redemption Provisions:

As described in the term sheet dated April 10, 2012, included on Schedule IV

Change of Control Put:

As described in the preliminary prospectus supplement dated April 10, 2012

Sinking Fund Provision:

No sinking fund provisions

Defeasance Provisions:

As described in the preliminary prospectus supplement dated April 10, 2012

Guarantees:

None

Time of Delivery:

April 16, 2012

Closing Location:

Offices of Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, New York 10004

Name and Address of Representatives:

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Goldman, Sachs & Co.

200 West Street

New York, New York 10282

RBS Securities, Inc.

600 Washington Boulevard

Stamford, Connecticut 06901

Schedule III

Time of Sale Information

1.                                       Preliminary Prospectus Supplement, dated April 10, 2012, including the base prospectus included therein, dated December 15, 2010

2.                                       Term sheet, dated April 10, 2012, included on Schedule IV

Schedule IV

The Kroger Co.

Pricing Term Sheet

Dated April 10, 2012

3.400% Notes due 2022

Issuer:	The Kroger Co.
Principal Amount:	$500,000,000
Security Type:	Senior Notes
Maturity:	April 15, 2022
Coupon:	3.400%
Price to Public:	99.355%
Yield to Maturity:	3.477%
Spread to Benchmark Treasury:	T + 150 bps
Benchmark Treasury:	UST 2.000% due February 15, 2022
Benchmark Treasury Spot and Yield:	100-06+ and 1.977%
Interest Payment Dates:	April 15 and October 15 commencing October 15, 2012
Make-Whole Call:	Treasury Rate plus 25 basis points (prior to January 15, 2022)
Par Call:	On or after January 15, 2022 (three months prior to maturity)
Trade Date:	April 10, 2012
Settlement Date:	April 16, 2012 (T+4)
Denominations:	$2,000 x $1,000
CUSIP/ISIN:	501044 CQ2 / US501044CQ29
Joint Bookrunners:	Citigroup Global Markets Inc. Goldman, Sachs & Co. RBS Securities Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated U.S. Bancorp Investments, Inc. Wells Fargo Securities, LLC
Senior Co-Managers:	BNY Mellon Capital Markets, LLC Fifth Third Securities, Inc. PNC Capital Markets LLC RBC Capital Markets, LLC
Co-Managers:	CastleOak Securities, L.P. The Williams Capital Group, L.P.

5.000% Notes due 2042

Issuer:	The Kroger Co.
Principal Amount:	$350,000,000
Security Type:	Senior Notes
Maturity:	April 15, 2042
Coupon:	5.000%
Price to Public:	99.661%
Yield to Maturity:	5.022%
Spread to Benchmark Treasury:	T + 190 bps

Benchmark Treasury:	UST 3.125% due November 15, 2041
Benchmark Treasury Spot and Yield:	100-02 and 3.122%
Interest Payment Dates:	April 15 and October 15 commencing October 15, 2012
Make-Whole Call:	Treasury Rate plus 30 basis points (prior to October 15, 2041)
Par Call:	On or after October 15, 2041 (six months prior to maturity)
Trade Date:	April 10, 2012
Settlement Date:	April 16, 2012 (T+4)
Denominations:	$2,000 x $1,000
CUSIP/ISIN:	501044 CR0 / US501044CR02
Joint Bookrunners:	Citigroup Global Markets Inc. Goldman, Sachs & Co. RBS Securities Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated U.S. Bancorp Investments, Inc. Wells Fargo Securities, LLC
Senior Co-Managers:	BNY Mellon Capital Markets, LLC Fifth Third Securities, Inc. PNC Capital Markets LLC RBC Capital Markets, LLC
Co-Managers:	CastleOak Securities, L.P. The Williams Capital Group, L.P.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. toll-free at (877) 858-5407, Goldman, Sachs & Co. toll-free at (866)-471-2526 or RBS Securities Inc. toll-free at (866) 884-2071.

We expect that delivery of the notes will be made against payment therefor on or about the settlement date specified above, which will be the fourth business day following the date of this term sheet. Under Rule 15c6-1 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of this term sheet will be required, by virtue of the fact that the notes initially will settle in T+4, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes on the date hereof should consult their own advisor.

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